UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

☒	Filed by the Registrant
Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

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☐	Fee paid previously with preliminary materials.

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COMPUTER SCIENCES CORPORATION
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2016

SUPPLEMENT TO PROXY STATEMENT

JULY 15, 2016
________________________________

The information provided in this filing is intended to supplement (this “Supplement”) the Proxy Statement (the “Proxy Statement”) of Computer Sciences Corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2016, related to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:30 a.m. Eastern Time on August 10, 2016, via live webcast at www.virtualshareholdermeeting.com/CSC.

Withdrawal of Nominee for Election as Director

On July 11, 2016, Mark Foster informed the Board of his resignation from the Board and all committees of the Board on which he serves, effective immediately. Mr. Foster’s resignation is not the result of any disagreement with the policies, practices or procedures of the Company. As a result of his resignation, Mark Foster’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. At this time, the Board is not nominating a replacement director for election at the Annual Meeting. The size of the current Board has been reduced by one, to eight directors, effective upon Mr. Foster’s resignation. At the Annual Meeting, nine rather than ten directors will be nominated for election to the Board. If all the nominees are elected by the stockholders at the Annual Meeting, the Board will have nine directors. Each of the nine nominees is named in the Proxy Statement.

As recommended by the Nominating/Corporate Governance Committee of the Board (the “Nominating Committee”), effective upon Mark Foster’s resignation as Chairman of the Compensation Committee of the Board (the “Compensation Committee”), the Board has appointed Mukesh Aghi as the Chairman of the Compensation Committee. In addition, the Board has appointed Herman E. Bulls to fill the vacancy on the Compensation Committee created by Mr. Foster’s resignation. The Board has determined that Mr. Bulls meets the heightened independence requirements for compensation committee members of

Rule 10C-1 under the Securities Exchange Act of 1934, as amended, and as required by the NYSE listing standards.

ANSWERS TO SOME IMPORTANT QUESTIONS

If I have already voted, do I need to resubmit my proxy?

No. If you have already submitted a proxy to vote your shares, either by returning a completed proxy card or voting instruction form or by Internet or telephone voting, you do not need to re-submit your proxy unless you wish to change your vote. Proxy votes already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that votes will not be cast for Mr. Foster because he has resigned from the Board and is no longer standing for re-election. Notwithstanding the withdrawal of Mark Foster’s nomination, the form of proxy card included in the Company’s definitive proxy materials remains valid, and no new proxy cards are being distributed.

     If you have not yet voted your shares, please do so as soon as possible. You may vote by following the instructions for voting as described in the Proxy Statement.

Can I change my vote after I submit my proxy?

Yes. Please refer to the Proxy Statement for information as to how to change your vote.

THIS INFORMATION UPDATES INFORMATION THAT IS INCLUDED IN THE PROXY STATEMENT. WE URGE YOU TO READ THIS INFORMATION AND THE PROXY STATEMENT CAREFULLY.